UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2008

BioForce Nanosciences Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51074	74-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Golden Aspen Drive, Suite 101

Ames, Iowa 50010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 233-8333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(e)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2008, we entered into an amended employment agreement with our President and Chief Executive Officer, Kerry M. Frey.  The amendment modified the term of the employment agreement, which was scheduled to expire on May 31, 2009.  Mr. Frey’s employment agreement now remains in effect until such time as either we or Mr. Frey terminate it in accordance with the provisions therein.

On November 10, 2008, we entered into an amended employment agreement with our Executive Vice President and Chief Financial Officer, Gregory D. Brown.  The amendment increased Mr. Brown’s monthly salary to $15,000, effective November 16, 2008.  In addition, it modified the term of the employment agreement, which was scheduled to expire on May 31, 2009, with automatic one year extensions unless either party provided required notice of its intention not to renew the agreement.  Mr. Brown’s employment agreement now remains in effect until such time as either we or Mr. Brown terminate it in accordance with the provisions therein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Amendment Number 3 to Employment Agreement between BioForce Nanosciences Holdings, Inc. and Kerry M. Frey
4.2	Amendment Number 1 to Employment Agreement between BioForce Nanosciences Holdings, Inc. and Gregory D. Brown

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioForce Nanosciences Holdings, Inc.

By:	/s/ Gregory D. Brown
Gregory D. Brown
Chief Financial Officer

Date:  November 11, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amendment Number 3 to Employment Agreement between BioForce Nanosciences Holdings, Inc. and Kerry M. Frey
4.2	Amendment Number 1 to Employment Agreement between BioForce Nanosciences Holdings, Inc. and Gregory D. Brown